Exhibit 99.1
Technical Report
South Doughstick Property
Campbell and Johnson Counties, Wyoming, U.S.A.

NI 43-101 Technical Report
Prepared for:

Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, WY 82605
Prepared by:
Douglass, H. Graves, P.E.
TREC, Inc.
951 Werner Court
Suite 395
Casper, WY 82601
August 11, 2009
Amended and Restated
October 12, 2009

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TABLE OF CONTENTS
SECTION		PAGE

1. TITLE PAGE	1
2. TABLE OF CONTENTS	2
3. SUMMARY	4
4. INTRODUCTION AND TERMS OF REFERENCE	6
4.1 Report Preparation	6
4.2 Property Ownership	7
4.3 Purpose of Report	7
4.4 Terms of Reference	7
4.5 Sources of Information and Data	7
4.6 Extent of Author’s Field Involvement	8
5. RELIANCE ON OTHER EXPERTS	8
6. PROPERTY DESCRIPTION AND LOCATION	9
6.1 Location and Size	9
6.2 Mining Claims and Surface Use Agreements	9
6.3 Legal Surveys	9
6.4 Mineralized Areas and Existing Mine Workings	10
6.5 Royalties and Encumbrances	10
6.6 Environmental Liabilities	10
6.7 Required Permits	10
7. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	11
7.1 Topography, Elevation and Vegetation	11
7.2 Access	12
7.3 Proximity to Population Centers and Transport	12
7.4 Climate	12
7.5 Local Resources and Property Infrastructure	12
8. HISTORY	13
8.1 Ownership History of the South Doughstick Property	13
8.2 Exploration and Development Work Undertaken	13
8.3 Existing Mineral Resource Estimates and Their Reliability	14
8.4 Production History	14
9. GEOLOGIC SETTING	14
9.1 Regional, Local, and Property Geology	14
9.2 Hydrogeology	15
10. DEPOSIT TYPES	16
11. MINERALIZATION	17
12. EXPLORATION	18
13. DRILLING	18
14. SAMPLE METHOD AND APPROACH	19
15. SAMPLE PREPARATION, ANALYSES AND SECURITY	20
16. DATA VERIFICATION	20
17. ADJACENT PROPERTIES	20
18. MINERAL PROCESSING AND METALLURGICAL TESTING	22
19. MINERAL RESOURCE AND MINERAL RESERVES ESTIMATES	23

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SECTION	PAGE

19.1 Estimate Classification	23
19.2 Qualified Persons	23
19.3 Quantity and Grade	23
19.4 Assumptions and Methods	25
19.5 Additional Considerations That Could Materially Affect Mineral Resources 2	26
19.6 No Economic Analyses	26
20. OTHER RELEVANT DATA AND INFORMATION	26
21. INTERPRETATIONS AND CONCLUSIONS	27
22. RECOMMENDATIONS	27
23. REFERENCES	28
24. DATE AND SIGNATURE PAGE — CERTIFICATION	30
25. ILLUSTRATIONS	32

LIST OF FIGURES

Figure 1 General Location Map
Figure 2 Adjacent Property Location Map
Figure 3 Claim Block, Topographic, Surface and Mineral Ownership Map
Figure 4 Drainage Basins Location Map
Figure 5 Geological Map
Figure 6 Roll Front Deposit Conceptual Model
Figure 7 Cross Section A-A’
Figure 8 Mineralization Trends and GT Contours

LIST OF TABLES

Table 17-1 Adjacent Properties in Pumpkin Buttes Mining District
Table 17-2 Adjacent Property Estimates of In-Place Tonnage and Grade
Table 19-1 Mineral Resources Summary

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3. SUMMARY
This technical report (“Technical Report”) was prepared by Douglass Graves, P.E. of TREC, Inc. The Author was retained by Arkose Mining Venture (“Arkose”), of which Uranerz Energy Corporation (“Uranerz”) is an eighty-one percent joint venture partner (see 4.2 Property Ownership), to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101) for the property comprising the South Doughstick area located in Campbell and Johnson Counties, Wyoming, U.S.A. The Author is an independent “qualified person” as defined by NI 43-101.
This Technical Report has been amended and restated in order to revise the mineral resource estimate originally presented in the “South Doughstick Property Technical Report, dated August 11, 2009. The amendment and restatement is being made as a result of a recent finding by the Issuer that Arkose does not have control over 100 percent of the fee mineral for the west half of Section 29. In fact, Arkose has a 50 percent interest for the uranium minerals in the west half of Section 29. The resource estimate in the August 11, 2009 report had been prepared on the basis that Arkose had control over 100 percent of the uranium minerals in the west half of Section 29. Since Arkose does not have control over 100 percent of the resource in this area, the mineral resource estimate has been amended and restated. This has resulted in a decrease of the mineral resource estimate of 157,481 pounds of measured resource, 257,445 pounds of indicated resource and 26,987 pounds of inferred resource. As of the date of this report, Arkose plans to proceed with the negotiation of a fee lease agreement with the owner for the remaining 50 percent interest, although there is no assurance that an agreement will be concluded.
This Technical Report addresses the uranium mineralization of Arkose’ South Doughstick Property area which is located in the Pumpkin Buttes region of the Powder River Basin in the state of Wyoming, as seen in Figure 1. The South Doughstick Property is located within Campbell and Johnson Counties, Wyoming in Township 43N, Range 76W, Sections 19, 20, 29, 30, 31 and 32 of the 6th Prime Meridian. Within the report area, which is outlined by the general boundary illustrated in Figure 1, Arkose has 93 unpatented lode mining claims, fifteen fee mineral leases, an overriding royalty interest and two Surface Use Agreements (SUA). The South Doughstick Property claims and fee leases encompass approximately 1,896 acres. (See Figures 2 and 3).
The host for uranium mineralization within the South Doughstick property is the 100 Sand member of the Eocene Wasatch Formation. The 100 Sand is up to 95 feet thick, and averages 60 feet in thickness in the South Doughstick Property area. The 100 Sand is equivalent to the A Sand noted within other properties in the Pumpkin Buttes Mining District. Mineralization averages approximately six feet in thickness, and rarely exceeds 15 feet in a given drill hole. The uranium mineralization at South Doughstick that occurs in the 100 Sand unit is typical of the Wyoming roll-front sandstone deposits.
Exploration drilling began in the northern portion of South Doughstick in the late 1960s by Cleveland Cliffs Iron Co. (“CCI”), however little interest was generated by the completion of some 15 holes from this drilling. Mining claims were first staked in the central part of South Doughstick by American Nuclear in 1972, and by the late 1970s, American Nuclear had drilled about 20 exploration holes. This drilling found evidence of uranium mineralization but additional

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exploration or delineation drilling was not conducted. In 2007, Uranerz drilled 33 exploration holes in the northern part of South Doughstick with mixed results. It was not until 2008 when Arkose drilled on the South Doughstick property in Section 29, that relevant mineralization at the property was realized. During the latter half of 2008 and first half of 2009, Arkose completed 311 exploratory holes including two core holes at the South Doughstick property. The Arkose exploration drill holes were spaced approximately 50 feet apart in rows or fences orientated perpendicular to the mineralization trend. Additional fences were then drilled approximately every 400 feet along the length of the trend. Significant mineralization was found and is the subject of this report.
Data available for the resource estimate presented in this Technical Report include lithologic and geophysical logs, mineralization intercept grade calculations, and stratigraphic cross-sections from the 2008 and 2009 Arkose and 2007 Uranerz drilling described above. The drilling data demonstrate two mineralized bodies along one general mineralization trend (roll front) in the 100 Sand, with minor mineralization occurring in a subsidiary upper horizon roll front in the 100 Sand.
This Technical Report presents an independent estimate of measured, indicated, and inferred mineral resources as defined in Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability. The estimated mineral quantity and grade described in this NI 43-101 Technical Report are calculated using accepted protocols. Therefore, these estimates meet the NI 43-101 classification of “measured”, “indicated” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Definitions Standards incorporated by reference therein.
The mineral resource estimates shown below were calculated using a GT (Grade x Thickness) contour method. The GT values of the subject sand intervals for each hole were plotted on a drill hole map and contour lines were drawn along the general mineralization trend. The areas within the GT contour boundaries were used for calculating resource estimates. The mineral resources are reported based on GT cutoffs of 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes and is presented in the following table. The 0.50 GT cutoff has been used to highlight areas of highest mineralization.
The current restated estimate of mineral resources for the South Doughstick Property follows:
Mineral Resource Estimates: Measured, Indicated and Inferred
South Doughstick: 100 Sand
Measured Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	563,115	233,190	0.121
0.50	484,654	168,121	0.144

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Indicated Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	1,309,209	542,301	0.121
0.50	1,152,332	417,864	0.138
Measured + Indicated Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	1,872,324	775,491	0.121
0.50	1,636,986	585,986	0.140
Inferred Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	162,318	83,313	0.097
In the opinion of the Author, the South Doughstick Property represents a potentially viable mineral resource for future development. The Author has the following recommendations for moving the property towards development:
•	Conduct additional radiological disequilibrium and bench scale leach testing with additional coring to confirm previous studies. Approximate cost: $100,000 to $200,000.

•	Conduct hydrologic investigations and studies including pumping tests, determination of current groundwater levels and groundwater quality. Approximate cost: $100,000 to $150,000.

•	Complete an economic evaluation of the project. Approximate cost: $70,000 to $100,000.

•	Conduct environmental baseline studies for preparation of state and federal permit/license applications. Approximate cost: $600,000 to $800,000.
4. INTRODUCTION AND TERMS OF REFERENCE
4.1 Report Preparation
The following Technical Report was prepared by Douglass Graves, P.E. of TREC, Inc. The Author was retained by the issuer, Arkose Mining Venture (Arkose), to prepare an independent technical report in Form 43-101F1 of the Canadian Securities Administrators’ National Instrument 43-101 — Standards of Disclosure for Mineral Projects (NI 43-101) for the South

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Doughstick Property located in Campbell and Johnson Counties, Wyoming, U.S.A. (see Figures 1 and 2). The Author is an independent “qualified person” as defined by NI 43-101.
4.2 Property Ownership
On January 15, 2008, Uranerz Energy Corporation (“Uranerz”) acquired an undivided eighty-one percent interest in what were then referred to as the “NAMMCO mineral properties” from NAMMCO, a Wyoming partnership. In connection with the acquisition, Uranerz entered into a joint venture agreement with United Nuclear, LLC, a limited liability company wholly-owned by the NAMMCO Sellers (“United Nuclear”) pursuant to which Uranerz is the manager of, and operator of, the NAMMCO properties (of which South Doughstick is one) under a joint venture named the “Arkose Mining Venture”. United Nuclear will hold (and contribute to) a nineteen percent working interest in the Arkose Mining Venture.
Uranerz is a “pure play” uranium exploration company based in Casper, Wyoming, U.S.A., incorporated in Nevada. It is listed on the NYSE Amex Exchange (formerly called the American Stock Exchange) and the Toronto Stock Exchange (TSX) under the symbol “URZ”. Uranerz is also listed on the Frankfurt Stock Exchange under the symbol “U9E.” Uranerz’ major activities are focused on its properties in the Powder River Basin of Wyoming, U.S.A., an area well known for hosting uranium-mineralized roll fronts that are amenable to in-situ recovery (ISR) mining techniques. Uranerz controls approximately 124,604 acres, including 90,529 acres held by Arkose, in the Powder River Basin and has submitted ISR license and mine permit applications for the Nichols Ranch Uranium In-Situ Recovery Project (the “Nichols Ranch ISR Project”) located north of the South Doughstick Property.
4.3 Purpose of Report
The purpose of this Technical Report is to review the available data for the South Doughstick Property and develop an estimate of mineral resources. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects.
4.4 Terms of Reference
Units of measurement unless otherwise indicated are feet (ft), miles, acres, pounds avoirdupois (lbs.), and short tons (2,000 lbs.). Uranium grade is expressed as weight percent U3O8, the standard market unit. Grade is reported for historical resources and the mineral resources reported here are percent eU3O8. eU3O8 refers to an assay or grade of equivalent uranium as determined from a gamma ray log. ISR refers to in-situ recovery, also termed ISL or in-situ leach.
4.5 Sources of Information and Data
Arkose performed exploratory drilling within the South Doughstick Property during 2008 and 2009, and the results of the drilling program are the primary source of information and data for this Technical Report. In addition, the grade calculations from the geophysical logs drilled by Uranerz in 2007 were used to supplement the Arkose data. The data from historical drilling conducted by CCI and American Nuclear were not included in this report. The findings of this Technical Report are based upon published and unpublished data including:
•	Lithologic and geophysical logs, and intercept grade calculations for drilling completed by Arkose in 2008 and 2009;

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•	Drill hole location data for 2008-2009 Arkose drilling and 2007 Uranerz drilling;

•	Mineralization intercept grade calculations derived from 13 of 33 geophysical logs of the 2007 Uranerz drilling; and

•	Cross sections constructed from geophysical logs of 2008-2009 Arkose drilling, and selected 2007 Uranerz drilling.
A more detailed summary pertaining to the drilling program for the South Doughstick Property is provided in Section 12.
In addition, four reports were evaluated to provide additional background information regarding the geology and potential for economic development of the property. The reports were also used to assist the Author in the identification and relative position of the host sand (100 Sand) and to identify the general location of the mineralized trend. These reports include:
TREC, Inc.’s NI 43-101 compliant report “Technical Report on the Arkose Mining Venture Project” prepared for Uranerz Energy Corp. in February, 2008 (TREC, 2008);

BRS Inc.’s NI 43-101 compliant report “Nichols Ranch Uranium Project” prepared for Uranerz Energy Corp. in October, 2007 (BRS, 2007);

Brown, K.’s, NI 43-101 compliant report “Technical Report, Nichols Ranch Property Johnson and Campbell Counties, Wyoming” in June, 2009 (Brown, 2009);

TREC, Inc.’s NI 43-101 compliant report “Preliminary Assessment, Nichols Ranch Uranium In-Situ Recovery Project” prepared for Uranerz Energy Corp. in July, 2008 (TREC, 2008b);
4.6 Extent of Author’s Field Involvement
Douglass Graves, P.E. visited the site on November 19, 2008 to tour the South Doughstick Property Area with Kurt Brown, Vice President of Exploration, Uranerz. The site visit was conducted to observe the on-going uranium exploration activities being conducted by Arkose in the South Doughstick area. Mr. Graves subsequently visited the Casper, Wyoming office of Arkose where relevant data were obtained for development of this mineral resource estimate.
5. RELIANCE ON OTHER EXPERTS
The information, conclusions, opinions, and estimates contained herein are based on:
•	Information available to TREC Inc. at the time of preparation of this Technical Report as provided by Bruce Larson (Arkose), and Kurt Brown (Uranerz) .

•	Assumptions, conditions, and qualifications as set forth in this Technical Report;

•	Data, reports, and other information supplied by Arkose and third party sources (to the extent identified and as referenced herein).
For this Technical Report, the Author has relied on property ownership information provided by Arkose and has not researched property title or mineral rights for the South Doughstick Property.

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The Author expresses no legal opinion as to the ownership status of the South Doughstick Property.
6. PROPERTY DESCRIPTION AND LOCATION
6.1 Location and Size
The South Doughstick Property is located in the Pumpkin Buttes region of the Powder River Basin, in Campbell and Johnson Counties, Wyoming at a latitude and longitude of approximately 43 degrees, 41 minutes North by 106 degrees, 01 minutes West which is located within Sections 20 29, 30, 31 and 32 of T43N R76W. The primary mineralization is located within Sections 20 and 29 of T43N, R76W. The property (in road miles) is approximately 43 miles east of Kaycee, 71 miles southwest of Gillette, and 79 miles north northeast of Casper, Wyoming. See Figure 1.
The South Doughstick area is located in Sections 19, 20, 29, 30, 31 and 32, T43N, R76W of the 6th Prime Meridian, Campbell and Johnson Counties, Wyoming in the Powder River Basin.
For reference purposes, a normal township consists of 36 sections with each section being one square mile, or six sections by six sections or approximately 36 square miles.
6.2 Mining Claims and Surface Use Agreements
Within the report area, Arkose has 93 unpatented lode mining claims, fifteen fee mineral leases, an overriding royalty interest and two Surface Use Agreements (SUA). The South Doughstick Property claims and fee leases encompass approximately 1,896 acres.
Arkose has control (via a fee mineral lease) of one half of the interest in the fee mineral for the west half of Section 29. The mineral resource estimate presented herein accounts for this half interest.
Arkose title to the unpatented lode mining claims is subject to the rights of pedis possessio against all third party claimants as long as said claims are maintained. The claims do not have an expiration date. However, affidavits must be filed annually with the federal U.S. Bureau of Land Management (BLM) and respective county recorder’s offices in order to maintain the claims’ validity. In addition, most of the above-mentioned unpatented lode mining claims are located on Stock Raising Homestead land where the U.S. government has issued a patent for the surface to an individual and reserved the minerals to the U.S. government subject to the location rights by claimants as set forth in the 1872 Mining Law.
The mineral fee leases have terms of 10 years as do the two SUAs. The two SUAs have set provisions for reimbursement to the surface owner for damages resulting from Arkose operations.
6.3 Legal Surveys
Legal surveys of unpatented lode mining claims are not required, and, to the Authors’ knowledge, have not been completed to advance the subject property towards patent. The area covered by the SUAs are based on the legal subdivision descriptions as set forth by the U.S. Cadastral Survey and, to the Authors’ knowledge, the area covered by the SUAs has not been verified by legal survey.

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6.4 Mineralized Areas and Existing Mine Workings
Mineral resources are located in the Eocene age Wasatch Formation in what is identified as the 100 host sand unit. There are no pre-existing mineral processing facilities or related tailings ponds or waste deposits within the subject property. There is currently an exploration drilling permit in effect for the South Doughstick Property (See additional information in Section 6.7). The proposed Nichols Ranch ISR Project (mining permits applied for from the Wyoming Department of Environmental Quality and the U.S. Nuclear Regulatory Commission) is located 1.5 miles north of the South Doughstick Area.
6.5 Royalties and Encumbrances
Lode mining claims in the South Doughstick area are subject to royalties. In Section 20 and the northeast corner of Section 29, 22 unpatented lode mining claims have a royalty interest burden of six or eight percent depending on the price of uranium. Surface owners have extraction fees on production from the claims or mineral fee leases with a burden of one or two percent depending on the price of uranium. The mineral fee leases have royalty interest burdens ranging from four (4) to ten (10) percent with some royalty percentages being fixed and some based on the price of uranium.
The unpatented lode mining claims will remain the property of Arkose provided they adhere to required filing and annual payment requirements with Johnson and Campbell Counties and the BLM. The SUAs will remain in force so long as the mining claims are maintained. Legal surveys of unpatented lode mining claims are not required and are not known to have been completed.
All of the unpatented lode mining claims have annual filing requirements ($140 per claim) with the BLM, to be paid on or before September 1 of each year.
6.6 Environmental Liabilities
The Author is not aware of any environmental assessments having been performed to identify potential environmental issues at the subject property. As such, the Author is not aware of any outstanding environmental issues or liabilities. The only activities that have occurred on the subject property are exploration drilling for uranium, exploration for oil and gas, and production of coal bed methane (“CBM”) gas. Arkose’s only known existing potential liability is restoration of exploration drill sites and exploration access roads.
6.7 Required Permits
Exploration
Exploration drilling has been conducted at the South Doughstick Property. The volume and extent of exploration is described in detail in Sections 8.1 and 8.2. Additional exploratory drilling may be conducted by Arkose to better define mineralization within specified areas of interest. Arkose has a Notification to Drill permit from the State of Wyoming Department of Environmental Quality/ Land Quality Division (“WDEQ/LQD”) for all exploration drilling.
Production
Future mining development will require a number of licenses/permits with the two most

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significant being (a) the Permit to Mine, issued by the WDEQ/LQD and (b) the Source Material License, required and issued by the U.S. Nuclear Regulatory Commission (“NRC”) for mineral processing of natural uranium. In December 2007, Uranerz (81% owner of Arkose) submitted permit applications for the Permit to Mine and for the Source Material License to the WDEQ/LQD and NRC, respectively for the Nichol Ranch ISR Project (100% owned by Uranerz) located north of the Property. These applications are currently being reviewed by the regulatory oversight agencies. The applications include identification of a central processing plant, satellite plant and well fields to be located north of the South Doughstick Property.
The NRC has the responsibility to issue Source Material Licenses to “receive title to, receive, possess, use, transfer, or deliver any source material after removal from its place of deposit in nature” (Code of Federal Regulations (“CFR”) 40.1 and 40.3). “Source nuclear material” is defined as uranium and/or thorium in any form, or ores containing 0.05 percent or more by weight uranium and/or thorium. The NRC is responsible for the oversight and implementation of the National Environmental Policy Act (“NEPA”) regulations. Pursuant to 10 CFR 51.20, all licenses for new uranium mills (including ISR facilities) will be required to submit a license application that will include an environmental report and a technical report. 10 CFR 51.20 further requires that an Environmental Impact Statement (EIS) be conducted for new uranium mills (including ISR facilities). In June 2009, NRC issued a Generic Environmental Impact Statement (“GEIS”) for new uranium ISR operations to meet this requirement. Additional site specific environmental reviews will be conducted at each new site resulting in a supplemental EIS that is tiered off of the GEIS. Environmental baseline information (hydrology, vegetation, wildlife, etc.) on this property would be developed in order to complete the applications for a WDEQ/LQD Permit to Mine and a NRC Source Material License.
Any injection or pumping operations will require permits from the WDEQ which has authority under the Safe Water Drinking Act that stems from a grant of primacy from the U.S. Environmental Protection Agency for administering underground injection control programs in Wyoming.
7. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY
7.1 Topography, Elevation and Vegetation
The South Doughstick Property is located within the Wyoming Basin physiographic province, in the Central portion of the Powder River Basin, within the Pumpkin Buttes Mining District. The Pumpkin Buttes are a series of small buttes rising up to nearly 6,000 feet elevation, and approximately 1,000 feet above the surrounding plains. The rock capping the top of the buttes is the Oligocene age White River Formation erosional remnant, which is believed to have overlain the majority of the Powder River Basin. While the volcanic tuffs in the White River Formation have been cited as a possible source of uranium in this basin (Davis, 1969), the White River itself is not considered a uranium resource in this area. The South Doughstick Property is located eight air miles west of the South Pumpkin Butte.
The South Doughstick Property area consists of sagebrush and native grasses, covering rolling hills, steep walled gullies, and ephemeral streams. Elevations range from approximately 4,750 to 4,950 feet above sea level. Figures 1 and 3 illustrate the topography of the subject property.
The South Doughstick Property is located in the Cottonwood Creek and Seventeenmile Creek

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drainages roughly 15 miles southeast of the confluence with the Powder River. Cottonwood Creek and Seventeenmile Creek are a tributary to the Dry Fork of the Powder River, which is a tributary to the Powder River.
Historically and currently, the land is used for livestock and wildlife grazing. Vegetation is characteristically sagebrush shrub land and mixed grassland with some pines on elevated terrain and some deciduous trees within drainages.
7.2 Access
The South Doughstick property is accessible via two-wheel drive on existing private gravel and dirt roads many of which have been improved by CBM development. The approximate center of the subject property is approximately eight air miles north of Wyoming Highway 387 (see Figure 2). Some road development and improvements may be required at a later time to facilitate future development of wellfields or satellite facilities.
7.3 Proximity to Population Centers and Transport
The South Doughstick Property is located approximately 71 road miles southwest of Gillette, Wyoming and 79 road miles northeast of Casper, Wyoming. The project is accessed from Wyoming Highway 387 from the south and secondary county gravel surface and light-duty to unimproved private roads. The site location is shown on Figures 1 and 2.
7.4 Climate
In the vicinity of the South Doughstick Property, the weather may limit the time periods for capital construction but should not significantly affect the operation of an ISR facility. The climate is semiarid and receives an annual precipitation of approximately 13 inches, the majority of which falls from February to April as snow. Cold, wind, and snow/blizzards can make winter exploration and construction work in this area difficult but not impossible. The summer months are typically hot, dry and clear except for infrequent high-intensity, short-duration storm events.
7.5 Local Resources and Property Infrastructure
As discussed in Section 6.0, Arkose has secured sufficient surface access rights for exploration and development of the project.
The basic infrastructure (power, water, and transportation) necessary to support an ISR mining operation is located within reasonable proximity of the subject property. Existing infrastructure is associated with local oil, gas, and CBM development. Based upon discussions with the local electrical service provider, overhead power is currently committed, but additional power for future projects can be made available.
Non-potable water will be supplied by wells developed at or near the site. Water extracted as part of ISR operations will be recycled for reinjection. Typical ISR mining operations also require a disposal well for limited quantities of fluids that cannot be returned to the production aquifers. A deep disposal well is planned for the Nichols Ranch ISR Project processing facility immediately north of the South Doughstick Property.
The proximity of the South Doughstick Property to paved roads will facilitate transportation of equipment, supplies, personnel, and product to and from the property.
Although the population within 50 miles of the subject property consists mainly of rural ranch

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residences, personnel required for exploration, construction, and operation are available in the nearby towns of Wright, Midwest, Edgerton, Gillette, Buffalo, and Casper, Wyoming.
Tailings storage areas, waste disposal areas, heap leach pad(s) will not be a part of the infrastructure for the South Doughstick Property, as ISR operations do not require these types of facilities. However, solutions from mining South Doughstick may be sent by pipeline to the proposed Nichols Ranch ISR Project processing facility or a satellite plant may be constructed, once approved by a Source Material License and Permit to Mine, applications for which have not yet been submitted for South Doughstick.
8. HISTORY
8.1 Ownership History of the South Doughstick Property
The South Doughstick Property is located within a large exploration area encompassing Townships 33 through 50 North of Ranges 69 through 79 West, on the 6th principal meridian. In 1966, Mountain West Mines Inc. (“MWM”, now Excalibur Industries) began a successful drilling exploration program in a portion of the larger area. In 1967, MWM entered into an agreement with CCI for further exploration and option if suitable resources were found. CCI exercised its option in 1976 with plans to begin underground mining operations in the vicinity of North Butte. Changing economic conditions and the development of ISR mining technology reportedly ended much of CCI’s interest in the area.
In addition to CCI, other uranium exploration companies during the last forty years have controlled property either within or near the South Doughstick Property. These included Kerr McGee, Conoco, Texaco, American Nuclear, Tennessee Valley Authority, Rio Algom, and Uranerz U.S.A., Inc. The mining claims and leases originally controlled by most of these companies were let go over the years due to market conditions. These property abandonments continued into 2004.
Acquisition of mineral rights to the Arkose properties, including South Doughstick, commenced in 2005 by NAMMCO (now United Nuclear, LLC) and continued into 2006 and 2007. On January 15, 2008, Uranerz completed acquisition of an undivided eighty-one percent interest in the NAMMCO properties (of which South Doughstick is one) and formed the Arkose Mining Venture with United Nuclear, LLC for the purpose of exploring and developing the properties.
8.2 Exploration and Development Work Undertaken
Exploration drilling began in the northern portion of South Doughstick, Section 20, T43N, R76W, between the late 1960s and early 1970s by CCI. Little interest was generated by the completion of some 15 holes from this drilling. According to records, mining claims were first staked in the central part of South Doughstick by American Nuclear in 1972. By the late 1970s, American Nuclear drilled about 20 exploration holes in Section 29, T43N, R76W. This drilling found evidence of uranium mineralization but additional exploration or delineation drilling was not conducted. In 2007, Uranerz drilled 33 exploration holes across the northern and southern part of Section 20 with mixed results. It was not until 2008 when Arkose drilled on the South Doughstick Property in Section 29, that the potential for the property was realized. During the latter half of 2008, Arkose completed 204 exploratory holes including two core holes, and during the first half of 2009, Arkose completed an additional 107 exploration drill holes for a total of 311 holes. Significant mineralization was found and is the subject of this report.

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8.3 Existing Mineral Resource Estimates and Their Reliability
There are no published or unpublished mineral resource reports that cover the South Doughstick Property. There is one unpublished and two published reports on the Nichols Ranch ISR Project located 1.5 miles north of the subject property and a published report covering the potential for mineralization on the Arkose properties as a whole (including South Doughstick). The Author reviewed the four reports identified in Section 4.4, Brown 2009, BRS 2007, TREC 2008 and TREC 2008b. These documents are considered by the Author to be relevant to this report. All four reports are published and are NI 43-101 compliant. These reports provide background information and confirmation of the geology and potential for economic development. The reports were also used to assist the Author in the identification and relative position of the host sand (100 Sand equivalent to A Sand identified in these other reports) and to identify the general location of the mineralized trend (roll front).
8.4 Production History
The South Doughstick Property is located within the Pumpkin Buttes Mining District, which was the first commercial uranium production district in Wyoming. Uranium was first discovered in the Pumpkin Buttes in 1951. Intermittent production from some 55 small mines through 1967 produced 36,737 tons of ore containing 208,143 pounds of uranium (Breckenridge et al., 1974). This early mining focused on shallow oxidized ores exploited by small open-pit mines. The ore was generally transported to the Atomic Energy Commission buying station in Edgemont, South Dakota. Modern mining in the district has focused on deeper reduced ores.
The Author did not identify any known uranium production from the South Doughstick Property. However, there has been production in close proximity. Prior ISR tests and operating uranium production near the subject property include the Christensen Ranch commercial ISR mine, controlled by AREVA located nine miles north of South Doughstick; the Collins Draw and North Rolling Pin pilot tests located four miles east and northeast of the South Doughstick area; and the Ruth pilot test located five miles southwest of South Doughstick which produced 32,000 pounds of U3O8. The Christensen Ranch ISR facility has produced millions of pounds of U3O8 and is currently on stand-by status. Figure 2 illustrates the location of these projects.
9. GEOLOGIC SETTING
9.1 Regional, Local, and Property Geology
Regional, local and property surficial geology is shown on Figure 5. Figure 6 provides a conceptual model of the uranium roll front deposit within South Doughstick.
The Eocene age Wasatch Formation hosts the uranium mineralization within and adjacent to the South Doughstick Property. The Wasatch is a fluvial deposit composed of sandstones interbedded with claystones, siltstones, carbonaceous shale, and thin coal seams. The sandstones compose roughly one-third of the sequence and tend to be lenticular and laterally discontinuous. The finer claystone – siltstone layers are more laterally continuous. In the vicinity of the Pumpkin Buttes, the Wasatch Formation is reportedly 1,575 feet thick (Sharp and Gibbons, 1964).
Underlying the Wasatch is the Paleocene age Fort Union Formation, another fluvial sedimentary

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deposit consisting of coals, sandstones, siltstones, and claystones. Over most of the Powder River Basin, the coals in the upper portion of the Fort Union are separated from sands in the overlying Wasatch Formation by at least 300 feet of continuous, low-permeability claystone and siltstone units of variable thickness, separating the proposed uranium mining from existing CBM production horizons at South Doughstick. The total thickness of the Fort Union in this area is reportedly 3,000 feet.
The mineralized zones at the South Doughstick Property are typical Powder River Basin roll-front deposits. Uranium mineralization, where present, is found at the interface of naturally occurring chemical boundary between reduced and oxidized sandstone facies. Due to the nature of fluvial sandstone composition, an individual sand member may have several vertically superimposed subsidiary roll fronts. This is caused by small permeability differences in the sandstone or the occasional vertical contact between sand members resulting in development of multiple roll fronts that overlie each other in complex patterns.
The stratigraphy of the Wasatch consists of alternating layers of sand and shale with lignite marker beds. At the South Doughstick Property, there are four primary groups of Wasatch Formation sand members (150, 140, 110/120/130, and 100 Sands). The 150 Sand member (equivalent to the F Sand in the region) is the shallowest, occurring at or near the surface in the area, and the 100 Sand member is the deepest. These Wasatch sand members are not all present throughout the South Doughstick area, due the fluvial origin of deposition.
The area in which the South Doughstick Property lies is in close proximity to the synclinal axis of the Powder River Basin, and the host Wasatch Formation dips approximately 2 to 3 degrees to the northeast in this area.
At the South Doughstick Property, the mineralized sand horizon (100 Sand) occurs within the lower part of the Wasatch at an approximate depth from surface ranging from 365 to 663 feet and averaging 560 feet to the top of the mineralization. The host sand is primarily arkosic in composition, friable, and contains trace carbonaceous material and organic debris. There are local sandy mudstone/siltstone intervals with the sandstone, and the sand may thicken or pinch-out in some locations.
9.2 Hydrogeology
The South Doughstick Property is located within the Powder River Drainage Basin. The area is of moderate topographic relief (elevations range from 4,750 to 4,950 feet above sea level) with ephemeral surface water drainages to the Powder River to the west. South Doughstick is located in the Cottonwood Creek and Seventeenmile Creek drainages roughly 15 miles southeast of the confluence with the Powder River. Cottonwood Creek and Seventeenmile Creek are a tributary to the Dry Fork of the Powder River, which is a tributary to the Powder River.
Recharge to the sands of the Wasatch is mainly on their outcrops. Flow in the aquifers generally moves to the north along the paleodrainage trends, with a small portion of the groundwater discharging to streams. Aquifer properties are locally unpredictable due to large variations in local lithologies. Transmissivities within the Wasatch are known to range anywhere from 1 to 5,000 gpd/ft.
According to the Wyoming State Engineer’s Office, there are 10 permitted stock water wells and

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no domestic water wells in or near the South Doughstick area. Two of the stock water wells report static water depths and include:
•	Fetty Well No. 1 is located in the SW/SW of Section 21, T43N, R76W, just east of the South Doughstick claim blocks in Section 20. The reported static water level is 135 feet below surface.

•	Taylor #22-1 Well is located south of the area in SE/SW of Section 32, T43N, R76W. The reported static water depth is 60 feet below surface.
The limited static water level information suggests that water levels at South Doughstick will not negatively impact the suitability of ISR mining, as the average mineralized zone depth is 560 feet, significantly below the water levels of 60 to 135 feet below surface. However, the acquisition of additional hydrologic data is needed to confirm water levels within the area.
Generally, the host 100 Sand aquifer is confined from the 110/120/130 Sand aquifers by the aquitard which overlies the 100 Sand at the South Doughstick Property. However, there are occasional areas of thinning or lack of presence of the confining layer that overlies the 100 Sand. In those areas where the confining layer has marginal thickness or is not present, it may be necessary to include the 110/120/130 Sand aquifers as part of the mining zone aquifer. A hydrologic study, including aquifer pump tests, will be needed to evaluate the situation and adjust the mine and aquifer restoration plans accordingly.
Recommendations in this Technical Report include hydrologic investigations and studies including pumping tests and collection of ground water level data and quality.
10. DEPOSIT TYPES
Uranium mineralization at the South Doughstick Property is typical of the Wyoming roll-front sandstone deposits as described by Granger and Warren (1979), Rackley (1972), and Davis (1969). Sandstone-type deposits are irregular in shape, roughly tabular and elongate, and range from thin pods a few feet in width and length, to bodies several tens or hundreds of feet in length. The deposits are roughly parallel to the enclosing channels but may form rolls that cut across bedding. Roll-front deposits generally occur along a geochemical front and are typified by a C-shaped morphology in which the outside of the “C” extends down-gradient (direction of historical groundwater flow), and the tails of the “C” extend up-gradient. The tails are typically caught up in the finer sand deposits that grade into the over- and underlying mudstones, whereas the heart of the roll-front (ore-grade mineralization) lies within the more permeable and porous sandstones toward the middle of the fluvial channels. Figure 6 shows a conceptual model of a typical roll front. The uranium deposits at the South Doughstick Property generally do not outcrop at the surface, thus the exploration program requires drilling for discovery and to make grade/thickness determinations based on drill cuttings samples and geophysical log signature. Once the initial trend of the geochemical front is established, subsequent exploratory drilling continues along the trend utilizing a series of bore hole “fences” drilled normal to the front at pre-determined distances between fences. Critical information derived from the results of the exploratory drilling including mineralization and roll-front trends, the nature and distribution of the uranium deposits, host sandstone body characteristics, and other geologic data which are utilized for describing the potential deposit.

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11. MINERALIZATION
Mineral resources in the South Doughstick Property occur within sand bodies of the Eocene age Wasatch Formation in what is identified as the 100 Sand host unit. Two general bodies of mineralization occur within the 100 Sand along one general trend (roll front). One ore body lies in the northern portion of the area, occurring primarily in Section 20 of T43N, R76W, and one body in the southern part of the area lying mostly in Section 29 of T43N, R76W. Figure 8 illustrates the two mineralized bodies found at South Doughstick. It should be noted that minimal amounts of mineralization were detected in two drill holes in the 120 and 140 Sands of the Wasatch Formation, which lie stratigraphicaly above the 100 Sand. However the mineralization noted in these sands was insufficient in grade, thickness and area to be considered for inclusion in this mineral resource estimation.
The depth to the top of mineralization for the 100 Sand ranges from 365 feet to 663 feet from surface, and averages 560 feet in depth. Figure 7 provides a cross section through the mineral trend in the southern part of the area, and illustrates the relative position of the host 100 Sand in the South Doughstick Area.
Of the 311 Arkose holes drilled in South Doughstick, 128 had mineralization with a minimum 0.2 GT cutoff. This mineral resource estimate used data from the 128 Arkose drill holes, including two cored holes, to determine the grade, thickness, and GT for the stated mineral resource. Additionally, grade, thickness and GT data from 13 of 33 Uranerz drill holes were used for the mineral resource estimate in this Technical Report. Two drill holes, located south of the main ore bodies, were noted to contain anomalously high mineral concentrations within a single one foot interval, and were thus excluded from the resource estimation. The basic mineralization parameters follow.
Mineralization Thickness
Mineralized thickness ranges from 1 to 19 feet, with an average mineralization thickness of approximately 6 feet, for grades greater than 0.03% eU3O8.
Grade
Mineral resource estimates detailed in Section 19.0 below were determined by the GT contour method. Average grade is dependent upon cutoff assumptions. The average grade of the Measured Resource, based on eU3O8 (radiometric equivalent weight percent) for GT > 0.20 is 0.122% eU3O8; the average grade of the Indicated Resource is 0.120% eU3O8. The combined Measured and Indicated Resources average grade is 0.121% eU3O8. The Inferred average grade at GT cutoff of 0.20 was 0.096% eU3O8
Trend Length
The mineralization appears to lie in two general ore bodies along a single mineralization trend (as seen in Figure 8). The two mineral bodies are separated by a region of minimal mineralization, or barren of mineralization, as defined by drilling along the reduction/oxidation boundary in the 100 Sand. The exploratory drilling completed for the project defines a mineralized trend in the northern part of the area (Section 20, T43N, R76W) of approximately

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4,600 feet, and of approximately 12,900 feet in length for the southern mineralization trend (Section 29, T43N, R76W).
Trend Width
Using a minimum GT value of 0.20, the trend width of the ore body in the northern South Doughstick area ranges from 75 to 200 feet, and averages approximately 130 feet. The ore body located on the trend in the southern part of South Doughstick varies in width from 50 to 300 feet, and averages approximately 150 feet.
12. EXPLORATION
As discussed in Section 8.2, Arkose conducted its own exploration program by drilling 204 holes in the South Doughstick Property area during 2008, followed by an additional 107 holes drilled during 2009. Exploration efforts previous to those of Arkose produced limited data and mixed results. Data from the current Arkose and Uranerz geophysical and lithological logs are considered reliable for the purposes of this estimate. The following summarizes the exploration activities that have occurred at the South Doughstick Property:
•	15 exploratory drill holes completed by CCI during the time period between the late 1960s and early 1970s;

•	20 exploratory drill holes completed by American Nuclear between 1972 and the late 1970s. This drilling found evidence of uranium mineralization but additional exploration or delineation drilling was not conducted;

•	33 exploratory drill holes completed by Uranerz in 2007 in the northern part of South Doughstick with mixed results;

•	204 exploratory drill holes completed by Arkose in 2008. Relevant mineralization was realized in Section 29 and additional drilling revealed significant mineralization;

•	107 exploratory drill holes completed by Arkose in 2009. Additional significant mineralization was found.
The results of the Arkose and Uranerz drilling program are the primary source of information used in this mineral resource report. These data demonstrate that mineralization is present on the property and the data define the spatial attributes of the mineralization.
The Arkose database also includes the results of two chemical analysis and leach tests performed by Energy Laboratories, Inc. for Arkose on core from two drill holes.
13. DRILLING
Conventional water based mud drilling methods were used to drill the approximately 379 boreholes (Arkose and Uranerz plus historical) at South Doughstick. The geophysical and lithologic log data from the 344 Arkose and Uranerz drill holes were used in the evaluation of the South Doughstick Property. Of the 344 drill holes, 141 of the holes had mineralization with a GT of 0.2 or greater. Data from the 141 drill holes, including two cored holes, were used to determine the grade, thickness, and GT for the stated mineral resource.
Uranium Exploration Drill Holes

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Common practice for uranium exploration drilling is to drill exploration holes vertically using conventional rotary drill rigs circulating drilling mud and using approximately five-inch diameter bits. The cuttings are typically collected from five-foot vertical intervals and laid out on the ground in rows of 20 samples (each row representing 100 feet in boring depth) by the driller. The site geologist typically examines and documents the cuttings in the field to determine lithology and geochemical alteration, i.e., oxidized or reduced geochemistry.
Upon completion of the drilling the drill holes are logged, from the bottom of the hole upward, with a gamma-ray, spontaneous-potential, and resistivity tool by either a contract logging company or a company-owned logging truck. The locations of the holes are recorded in the field by the site geologist using a Global Positioning System (GPS) unit.
The South Doughstick Property lies just to the west of the Powder River Basin synclinal axis, and the host Wasatch Formation dips approximately 2-3 degrees to the northeast. As the drilling was generally conducted vertically, the relationship between the mineralized thickness interpreted from logging results and the true thickness of mineralization will have only slight variation, and will not have an impact on the mineral resource estimate, nor would a slight variation in horizontal location impact the mineral resource estimate.
In the Author’s opinion, the data collected within the South Doughstick Property have been collected in a reliable manner consistent with standard industry practices, and the Author has relied upon these available data to prepare this mineral resource estimate.
CBM and Oil Exploration/Production Well Drilling
Within the area which encompasses the South Doughstick Property there are multiple CBM wells which include 18 actively producing wells, five active permit wells and two shut in wells according to the Wyoming Oil and Gas Conservation Commission (“WOGCC”) records (WOGCC, 2009). The CBM wells range in depth from approximately 1,183 feet to 1,852 feet within the property boundary. The CBM target beneath the Property is the Big George coal seam, which ranges locally from approximately 70 to 140 feet thick, and averages approximately 750 feet below the uranium mineralization in this area. As indicated, the CBM production zones are significantly below the anticipated uranium recovery production zone.
Within the South Doughstick Property boundary there is one plugged and abandoned oil well, located in the NW/NE of Section 29, T43N, R76W, that was completed as a dry hole to a depth of 10,210 feet. This well is far below the depth of uranium mineralization in the area.
14. SAMPLE METHOD AND APPROACH
Downhole geophysical logs and grade calculations provided by Arkose were used as the primary source of data for defining the South Doughstick Property mineralization. As indicated in Section 13.0, recent exploration included 311 holes that were drilled by Arkose, and 33 by Uranerz in the South Doughstick area. The Arkose exploration drill holes were spaced approximately 50 feet apart in rows or fences orientated perpendicular to the mineralization trend. Additional fences were then drilled approximately every 400 feet along the length of the trend. See Figure 8 for an illustration of the spacing and density of the exploratory drill holes.
Quality control for coring and field sampling performed by Arkose utilizes training, demonstration of basic geological abilities by field personnel and management oversight. Exploratory drill hole cutting samples are recovered in a wet or damp condition and soon after

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they are described by a field geologist. Down hole electric logging is checked against the driller’s logs and the gamma detection instruments are calibrated in the Casper, Wyoming United States Department of Energy test pits approximately every 60 days. Records are kept on all these activities.
Core samples were recovered from two holes cored during the 2008 Arkose drilling for chemical testing for the purpose of disequilibrium determination and the amenability to ISR techniques. A discussion of the test results is found in Section 20 of this report.
The data are considered accurate and reliable for the purpose of completing a mineral resource estimate.
15. SAMPLE PREPARATION, ANALYSES AND SECURITY
The core samples, discussed in Section 14.0, were recovered and handled in the field by trained and qualified personnel under the supervision of Arkose field staff and management. Laboratory sample preparation and analysis were conducted by Energy Laboratories, Inc. (“Energy Labs”) in Casper, Wyoming. Energy Labs is certified by the National Environmental Laboratory Accreditation Program (“NELAP”). Core samples were prepared and analyzed using Standard Operating Procedures (“SOP”s) with testing methods and test results checked through a Quality Assurance/Quality Control (“QA/QC”) program. The laboratory QA/QC program included identification of the proper equipment and instrumentation for the given analytical method; standards for equipment sequence of operation including equipment calibration; personnel qualifications and training; analysis and data reporting of laboratory test control samples, duplicate and method blank samples, and matrix fortified (spiked) samples to ensure accurate and precise analytical results. The results of the chemical tests were not used directly for this mineral resource estimate but were used as a basis for the assumption of equilibrium conditions provided in Section 20 of this report. As previously discussed in Section 14.0, the data are considered accurate and reliable for the purpose of completing a mineral resource estimate of the property.
16. DATA VERIFICATION
The mineral resource estimate presented herein was developed based on geophysical data, grade calculations, lithological logs, and cross sections from 311 exploratory holes drilled by Arkose, and from grade calculations derived from 33 holes drilled by Uranerz within the South Doughstick Property area. These data were used to identify the sand host, mineralization depth, and grade and thickness of mineralization. The grade calculation data were checked for accuracy of depth, thickness, grade and host sandstone identification and were compared with the geophysical logs. Each geophysical log header was checked against the data summary sheet to confirm the drill hole number and location, and the ore grade summaries presented on the geophysical logs were compared with the data summary sheets, and the data were confirmed. The drill hole locations were plotted and checked for accuracy by comparison with the original drill hole map, and confirmed. The data have been verified by the Author to the extent possible and within the limits discussed in Sections 14.0 and 15.0.
17. ADJACENT PROPERTIES
Arkose holds mineral rights to approximately 90,529 acres in the area, including the South Doughstick Property. A significant amount of property acreage with mineral rights in the

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Pumpkin Buttes Mining District is held by Uranerz. Some of the Uranerz properties are planned for development (see Figure 2). These lands are within the Mining District and have identified potential for mineralization in the Wasatch Formation. Some of these properties are within or adjacent to areas of known mineralization and/or past production. The following table summarizes land holdings in the vicinity of the South Doughstick Property. It also identifies four additional properties near the South Doughstick Property that are owned by other operators.
Table 17-1 Adjacent Properties in Pumpkin Buttes Mining District

				Claims
				and	Approximate
Property	Ownership	Township	Range	Leases	Acreage
Doughstick	Uranerz	T43N	R76W	22	440
Arkose Properties	Arkose Mining Venture	T41- 44N	R74 – 78W	4,206 +/-	89,189 net
Nichols Ranch	Uranerz	T43N	R76W	35	700
Collins Draw	Uranerz	T42/43N	R76W	58	1,160
North Rolling Pin	Uranerz	T43N	R76W	65	1,300
C-Line	Uranerz	T43N	R75W	40	800
Hank	Uranerz	T43N/44N	R75W	63	2,250
West North Butte Satellite Properties	Uranerz	T44N	R76W	145	2,900
Verna Ann/Niles Ranch	Uranerz	T44N	R74/75W	7	140
Moore Ranch	Uranium One	T41/42N	R74/75W	91	3,214
North Butte	Cameco	T44N	R76W	Not Available	Not Available
Ruth	Cameco	T42N	R77W	Not Available	Not Available
Ruby	Cameco	T43N	R74W	Not Available	Not Available

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This Technical Report addresses only the South Doughstick Property and not the other adjacent properties identified in the table above. Existing reports (published and unpublished) for several of these adjacent properties (Brown 2006, 2006a, 2006b, 2007, 2009; Berglund 2006, 2007, 2007a; BRS, 2006 2007 and TREC, 2008, 2008a, 2008c) provide estimates of mineral resources.
The following estimates of in-place tonnage and grade presented in the table below are based on reports and data that were prepared by Uranerz and/or other operators. Independent qualified person verification under NI 43-101 and CIM standards has not been completed for all of these estimates. The highlighted estimates are not considered by the Authors to be reliable for use in mineral resource estimates.
Table 17-2 Adjacent Property Estimates of In-Place Tonnage and Grade

			Avg. Grade
Property	Source	Tons	% eU3O8
Doughstick	Brown, 2007	86,120	0.067
Collins Draw	Brown, 2006b	318,392	0.089
North Rolling Pin	Berglund, 2007	597,863	0.053
Nichols Ranch	Brown, 2009	1,293,661	0.114
WNB Satellite Properties (West North Butte + East North Butte + Willow Creek)	TREC, 2008c	926,293	0.153
Moore Ranch	BRS, 2006	5,507,616	0.100
Hank	TREC,2008a	907,275	0.123
The Author has not verified the information and data used from the adjacent properties, and this information is not necessarily indicative of the mineralization on the South Doughstick Property that is the subject of this Technical Report.
The Author has no material interest in the South Doughstick Property or the adjacent properties discussed above.
18. MINERAL PROCESSING AND METALLURGICAL TESTING
Initial, limited metallurgical testing of core samples from South Doughstick was completed by Energy Labs and the results were summarized in a report dated January 16, 2009. The evaluation included 4 separate core samples from two Arkose core holes. The test results on equilibrium were favorable towards the positive, but due to the limited sample set, the calculated disequilibrium values were not used, and radiometric equilibrium (disequilibrium factor of 1.0) was assumed for the mineral resource calculation. Molybdenum and vanadium total metals were also tested and were in normal ranges within the limited dataset. In addition, a leach test was conducted by Energy Labs on samples from the Arkose core holes; results from a report dated January 16, 2009 (Energy Laboratories, 2009) indicate that the host sand is amenable to ISR mining, however additional testing is recommended to further evaluate recovery efficiency of the uranium from the host sand by alkaline lixiviant leaching.

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Aside from the testing described above, the Author is not aware of any previous mineral processing or metallurgical testing for uranium deposits on the South Doughstick Property. However, successful commercial mineral processing and metallurgical pilot ISR tests have been performed on at least four areas in proximity to the South Doughstick Property and within the Pumpkin Buttes Mining District, as described below.
1.	The Christensen Ranch ISR project is located in T44N, R76W, Section 6. Sodium bicarbonate leachate was used, and the project evolved into a commercial operation that has produced more than two million pounds of yellowcake to date.

2.	Ruth pilot plant operated during 1982 through 1984 and produced 32,000 pounds of U3O8 using sodium bicarbonate lixiviant. Ground water restoration was successfully accomplished to the satisfaction of the regulatory agencies as a part of this test. This plant was located in T42N, R77W, Section 14 and was operated by Uranerz U.S.A., Inc.

3.	Collins Draw pilot plant operated 1980 through 1982 and produced approximately 15,000 pounds U3O8. Both ammonia and sodium bicarbonate leach solutions were used individually in adjacent well field pattern areas. This project was located in T43N, R76W, Section 35 and was operated by CCI.

4.	North Rolling Pin pilot plant operated during 1975 and produced “granular yellowcake,” but the quantity is unknown. This project was located in T43N, R76W, Section 15 and was operated by CCI.
19. MINERAL RESOURCE ESTIMATES
19.1 Estimate Classification
This section presents an estimate of measured, indicated, and inferred mineral resources as defined in Section 1.2 of NI 43-101. Estimates of mineral reserves are not included in this Technical Report.
19.2 Qualified Persons
The following mineral resource estimates were prepared by the following qualified person: Douglass Graves, P.E., TREC, Inc. This qualified person is independent of Arkose and has no material interest in the South Doughstick Property or adjacent properties.
Mr. Graves has over 30 years of professional engineering and project management experience including site and geotechnical investigations, feasibility studies, and design and construction for oil and gas processing, mineral processing, and mining facilities, impoundments, and reclamation in the United States and Russia.
19.3 Quantity and Grade
Various economic and mining parameters will enter into the final cutoff grade and/or grade-thickness (GT) to be incorporated into the in-ground mineral resources during the economic evaluation stage of this project. The two GT cutoff grades expressed within this report were used for different reasons: the 0.20 GT was used to present an appropriate value relative to current ISR operations and is recommended for reporting purposes; and the 0.50 GT has been used to highlight the areas of highest mineralization. The estimated GT, quantity, and grade for measured, indicated, and inferred resources of the 100 Sand unit for the South Doughstick

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Property is presented in the following table. Figure 8 presents the GT contour map for the area.
Figure 8 presents the GT contour map for the South Doughstick area which illustrates the two main mineral resource bodies.  The mineralization trend in the west half of Section 29, T43N, R7W is noted as “Resource in West 1/2 Section 29”. The total resource estimate for the west half of Section 29 includes 314,962 pounds of measured resource, 514,889 pounds of indicated resource and 53,973 pounds of inferred resource. Fifty percent of these resource values in the west half of Section 29 were deducted from the total resource estimate and the estimated resource amounts presented in this Technical Report include this deduction from the total resource estimate.  The mineral resource values presented below for South Doughstick reflect the 50 percent deduction of the mineral resource estimated for the west half of Section 29.
Table 19-1: Mineral Resources Summary
Restated mineral resources are estimated as follows.
South Doughstick: 100 Sand
Measured Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	563,115	233,190	0.121
0.50	484,654	168,121	0.144
Indicated Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	1,309,209	542,301	0.121

GT	eU3O8		Average Grade
Minimum	Pounds	Tons	% eU3O8
0.50	1,152,332	417,864	0.138
Measured + Indicated Resource

			Average
GT	eU3O8		Grade
Minimum	Pounds	Tons	% eU3O8
0.20	1,872,324	775,491	0.121
0.50	1,636,986	585,986	0.140
Inferred Resource

GT	eU3O8		Average Grade
Minimum	Pounds	Tons	% eU3O8
0.20	162,318	83,313	0.097

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19.4 Assumptions and Methods
The mineral resource estimates were completed using accepted methods mandated by NI 43-101 and CIM standards. In order to “normalize” calculations, certain assumptions were incorporated throughout all calculations. The assumptions and methods are as follows:
Assumptions:
1.	Radiometric equilibrium multiplier is 1.00.

2.	The unit weight of the ore zone is 15.5 cubic feet per ton, based on historical data in the region (Hazen, 1980).

3.	All geophysical logs are assumed to be calibrated per normal accepted protocols, and grade calculations are accurate.
Methods:
In the Author’s opinion, the resource can be defined by existing drilling information which is of sufficient density and continuity to identify a meandering north-to-south mineralized trend of approximately 4,600 feet in the northern part of South Doughstick, and a generally east-to-west mineralized trend of approximately 12,900 feet in length for the southern portion of the South Doughstick area (see Figure 8). The data appear to meet the criteria for “measured” and “indicated” mineral resources under the CIM standards on mineral resources and reserves. The mineral resources are reported based on GT cutoffs of 0.20 and 0.50. The 0.20 GT cutoff is recommended for reporting purposes.
The grade and mineralized zone thickness were obtained from recent exploratory drilling data as discussed in Section 13.0. Section 11.0 provides relevant data regarding the average parameters of the mineralized zones. The mineralization is located in the 100 Sand of the Eocene age Wasatch Formation and this sand member was evaluated for this mineral resource estimate.
The mineral resource estimates shown below were calculated using a GT (Grade x Thickness) contour method. The GT values of the subject sand intervals for each hole were plotted on a drill hole map and contour lines were drawn along the mineralization trend. The contour map was developed from the calculated GTs for various GT ranges (see Figure 8). The areas within the GT contour boundaries, up to certain distances from the drill hole, were used for calculating estimates for measured, indicated and inferred resources. The contained pounds of uranium were calculated using the following formula:
Mineral Resource, pounds = (Area, ft2) X (GT, %-ft) X (20 lbs) X (DEF) / (RD, ft3/ton)
Area (ft2) = Area of influence in square feet (measured from contour interval)
GT (percent x feet) = Ore grade in percent times feet thickness of mineralization
20 (1% of a ton) = 1% of a ton (20 pounds)
DEF (1.00) = Disequilibrium factor (1.00)
RD (15.5) = Rock density (15.5 cubic feet/ton)
Tonnage was calculated based on sand thickness and density for a given GT contour area.

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19.5 Additional Considerations That Could Materially Affect Mineral Resources
There are situations that could potentially impact the realization of the mineral resource estimate presented herein. These could be associated with acquiring the permits needed to develop the resource, third party intervention or difficulties implementing the project due to inadequate infrastructure. These potential issues are discussed below.
Infrastructure: Generally, the existing needed infrastructure (power, water and transportation) is located within reasonable proximity to the South Doughstick Property to support an ISR mining operation. Existing infrastructure is associated with local oil, gas, and CBM development. However, access to certain areas in the South Doughstick Property (steep gullies) may be difficult.
Hydrogeology: Generally, the host 100 Sand aquifer is confined from the 110/120/130 Sand aquifers by the aquitard which overlies the 100 Sand at the South Doughstick Property. However, there are occasional areas of thinning or lack of presence of the confining layer that overlies the 100 Sand. In those areas where the confining layer has marginal thickness or is not present, it may be necessary to include the 110/120/130 Sand aquifers as part of the mining zone aquifer. A hydrologic study, including aquifer pump tests, will be needed to evaluate the situation and adjust the mine and aquifer restoration plans accordingly.
Permits/Licenses: Mine development will require approval of a number of permits. These include the NRC Source Material License and the Permit to Mine issued by the WDEQ/LQD. These requirements are discussed in more detail in Section 6.7.
Socioeconomic and Political Environment: Wyoming mines have produced over 200 million pounds of uranium from both conventional and ISR mine and mill operations. The state has been ranked as the number one US producer of uranium since 1994. Uranium has been produced by ISR mining operations in the Powder River Basin within a few miles of the South Doughstick Property. Wyoming generally is in favor of mine developments provided the operators comply with established environmental regulations.
19.6 No Economic Analyses
This Technical Report has been prepared to provide an estimate of mineral resources within the South Doughstick Property. Economic evaluation of the South Doughstick Property mineralization described herein was not completed, and the estimates presented herein are solely estimates of mineral resource pursuant to Section 1.2 of NI 43-101. Mineral resources are not mineral reserves and do not have demonstrated economic viability.
20. OTHER RELEVANT DATA AND INFORMATION
The uranium content used to develop the mineral resource estimate is derived from radiometric geophysical logs from which the uranium content is interpreted. Radiometric equilibrium exists when the ratio of Radiometric eU3O8 to Chemical U3O8 is 1. This can be determined by obtaining physical samples of the mineralized formation and conducting laboratory analyses of their uranium content. Data collected from core samples at the South Doughstick Property indicate a favorable positive disequilibrium factor; however a disequilibrium factor of 1.00 was used in the development of the resources estimates presented herein due to the limited sample set.

South Doughstick Property Technical Report	Page 27
Core sample leach testing was conducted and results indicate that the host sand is amenable to ISR mining, however additional testing is recommended to further evaluate recovery efficiency of the uranium from the host sand by alkaline lixiviant leaching.
21. INTERPRETATIONS AND CONCLUSIONS
This Technical Report summarizes the estimated mineral resource within the South Doughstick Property held by Arkose in the Pumpkin Buttes Mining District of the Powder River Basin, Wyoming, via 93 unpatented lode mining claims, fifteen fee mineral leases, an overriding royalty interest and two SUAs. The estimated Measured and Indicated mineral resource at a 0.2 GT cutoff for the South Doughstick Property is approximately 1,872,324 pounds of eU3O8 and Inferred mineral resources of 162,318 pounds eU3O8 (Table 19-1).
Available information, including data from exploration conducted by Arkose in 2008 and 2009 and by Uranerz in 2007, supports the estimate of mineral resources as summarized above and detailed in Section 19.3 and 19.4. In the opinion of the Author, the South Doughstick Property project represents a potentially viable mineral resource for future development.
The quantity and grade described in this NI 43-101 Technical Report is calculated using accepted protocols and, therefore, meets the NI 43-101 classification of “measured,” “indicated,” or “inferred” mineral resources as defined by NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definitions Standards incorporated by reference therein. No economic evaluation of the mineral resource for the South Doughstick Property was completed by the Author at this time.
22. RECOMMENDATIONS
The following recommendations are made for moving the property towards development:
•	Finalize a lease agreement for the fee minerals in the west half of Section 29. Approximates cost (cash outlay, not lease fee or royalty): $20,000.

•	Conduct additional radiological disequilibrium and bench scale leach testing with additional coring to confirm previous studies. Additional core sampling and testing can help establish equilibrium conditions which affects the mineral resource estimate quantity and bench scale leach testing will provide estimates of recovery percentages. Approximate cost: $100,000 to $200,000.

•	Conduct hydrologic investigations and studies including pumping tests, determination of current groundwater levels and groundwater quality. This information is important in assessing the potential success of ISR mining, and for the technical information necessary to attain state and federal permit/license. Approximate cost: $100,000 to $150,000.

•	Complete an economic evaluation of the project. A feasibility study will estimate the economic viability of developing the resource. Approximate cost: $70,000 to $100,000.

•	Conduct environmental baseline studies for preparation of state and federal permit/license applications. A number of technical and environmental studies must be undertaken for the permitting process. These will include technical reports on groundwater, the surface environment, archaeology, climate and numerous other technical details required in the submission to permitting authorities. Approximate cost: $600,000 to $800,000.

South Doughstick Property Technical Report	Page 28
23. REFERENCES
Berglund, Al, 2006: Willow Creek Project, Uranium Resource Estimation, prepared in March 2006.
Berglund, Al, 2007: Northwest North Butte Project, Uranium Resource Estimation, prepared in November 2007.
Berglund, A., 2007a: North Rolling Pin Project, Uranium Resource Estimation, March 2007.
Breckenridge, R.M., G.B. Glass, F.K. Root, and W.G. Wendell, 1974: Campbell County, Wyoming: Geologic Map Atlas and Summary of Land, Water, and Mineral Resources. County Resource Series (CRS-) 3, Wyoming State Geological Survey.
Brown, Kurtis, August 2005: North Butte Uranium Ore Reserve Estimate on the Shook, Don and UEC Claims, prepared in August 2005.
Brown, K., February 2006: Uranerz Report Geology and Uranium Reserves, Nichols Ranch Claims, Wyoming.
Brown, K., April 2006a: Uranerz Report, Geology and Uranium Reserves, Hank Claims, Wyoming.
Brown, K., September 2006b: Uranerz Report, Geology and Uranium Reserves of the Collins Draw Claims, Pumpkin Buttes, Wyoming.
Brown, K., January 2007: Uranerz Report, Geology and Uranium Reserves of the Doughstick, Pumpkin Buttes, Wyoming.
Brown, K., June 2009: Technical Report, Nichols Ranch Property Johnson and Campbell Counties, Wyoming.
BRS, Inc., June 2006, Amended and Restated March 2008: Energy Metals Corporation Report, Moore Ranch Uranium Project, Mineral Resource Report.
BRS Inc., October 2007: Thecnical Report, “Nichols Ranch Uranium Project” prepared for Uranerz Energy Corp.
CIM (Canadian Institute of Mining) Council, 2003: CIM Definition Standards on Mineral Resources and Mineral Reserves for 43-101 and 43-101F Reporting. Adopted November 14, 2004, 10p.
Davis, J.F., 1969: Uranium Deposits of the Powder River Basin, Contributions to Geology, Wyoming Uranium Issue, University of Wyoming.
Energy Laboratories, Inc., 2009: Laboratory Analytical Report, Arkose Projects A36-29-125C and A36-29-132C, prepared for Uranerz Energy Corporation, January 16, 2009.
Granger, H.C. and C.G. Warren, 1979: Zoning in the altered tongue with roll-type uranium deposits, IAEA-SM-183/6.

South Doughstick Property Technical Report	Page 29
Hazen Research, Inc., 1980: Analysis of North Butte Core and Composites, Table 1. Internal report.
Rackley, R.I., 1972: Environment of Wyoming Tertiary Uranium Deposits, AAPG Bulletin Vol. 56, No. 4.
Sharp, W.N. and A.B. Gibbons, 1964: Geology and Uranium Deposits of the Southern Part of the Powder River Basin, Wyoming. U.S. Geological Survey Bulletin 1147-D, 164 pp.
State of Wyoming, State Engineer’s Office (SEO), on-line database March 24, 2009, SEO website (http://seo.state.wy.us).
TREC, Inc., 2008: Technical Report, Arkose Mining Venture Project, Campbell and Johnson Counties, Wyoming, USA. Prepared for Uranerz Energy Corporation, February 27, 2008.
TREC, Inc., 2008a: Technical Report, Hank Property, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, May 1, 2008.
TREC, Inc., 2008b: Preliminary Assessment, Nichols Ranch Uranium In-Situ Recovery Project, Powder River Basin, Wyoming, USA. Prepared for Uranerz Energy Corporation, July 25, 2008.
TREC, Inc., 2008c: Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, USA. Prepared for Uranerz Energy Corporation, December 9, 2008.
Uranerz Energy Corporation, 2007: Nichols Ranch ISR Project, USNRC Source Material License Application.
WOGCC, 2009 (Wyoming Oil and Gas Conservation Commission), on-line database, March 21, 2009 WOGCC web site (wogcc.state.wy.us).

South Doughstick Property Technical Report	Page 30
24. DATE AND SIGNATURE PAGE
This NI 43-101 technical report titled “Technical Report — South Doughstick Property-Campbell and Johnson Counties, Wyoming, U.S.A.” dated August 11, 2009 and amended and restated October 12, 2009, has been prepared and signed by the following author.
“Signed and sealed”
Douglass Graves, P.E.
Dated at Casper, Wyoming
October 12, 2009

South Doughstick Property Technical Report	Page 31
CERTIFICATE OF QUALIFIED PERSON
I, Douglass Graves, P.E., do hereby certify that:
1.	I am a principal owner and the president of TREC Inc., 951 Werner Court, Suite 395, Casper, Wyoming, USA.

2.	I graduated with a Bachelor of Science degree in Civil Engineering from Montana State University in 1982.

3.	I am a licensed Professional Engineer in Wyoming and other States and a member of the Society of Mining, Metallurgy and Exploration.

4.	I have worked as an Engineer for over 30 years with project engineering and project management experience in uranium mine development and closure and base and precious mineral mining, planning, processing, operations and closure/reclamation. My experience also includes geotechnical investigations and tailings dam design and construction management, feasibility studies, infrastructure design and construction oversight/management and cost estimating and planning for multimillion dollar projects for numerous mineral extraction companies in the USA and overseas.

5.	I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of my education, professional registration, and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.	I am the author and am responsible for the preparation of the Technical Report entitled “Technical Report, South Doughstick Property, Campbell and Johnson Counties, Wyoming, U.S.A” dated August 11, 2009 and amended and restated October 12, 2009.

7.	I last visited the South Doughstick Property on November 19, 2008, as stated in Section 4.5 of the Technical Report, and have had no prior involvement with the South Doughstick Property.

8.	As of the date hereof, to the best of my knowledge, information and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

9.	I am independent of the issuer applying all of the tests in NI 43-101.

10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with same.

11.	I consent to the filing of the Technical Report with any stock exchange and other regulatory authority.
Original Signed as of
August 11, 2009
Douglass Graves, P.E.

South Doughstick Property Technical Report	Page 32
25. ILLUSTRATIONS

CANADA
WY
WYOMING
Casper
R76W
South Doughstick Area Boundary
T43N
0
3/4 Mile
N

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
KLW	JS	DG

SOUTH DOUGHSTICK PROPERTY GENERAL LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	02/10/09
1	ADDED T&R ICONS	KLW	03/24/09
2	CHANGED SCALE	EM	07/22/09

FIGURE 1

45N-77W
45N-76W
45N-75W
West North Butte
East North Butte
Christensen Ranch
44N-76W
44N-75W
Willow Creek
Hank Unit
Nichols Ranch
Doughstick
South Doughstick Boundary
43N-77W
North Rolling Pin
43N-75W
Collins Draw
HWY 50
Ruth ISR Test Mine
JOHNSON COUNTY
CAMPBELL COUNTY
42N-77W
42N-76W
42N-75W
HWY 387
1 1/2 Miles
3 Miles
0
VERIFY SCALE
SCALE 1": 3 Miles
41N-76W
LEGEND
CLAIMS & LEASES - ARKOSE
CLAIMS - COGEMA
CLAIMS - ENERGY METALS
CLAIMS - POWER RESOURCES
CLAIMS & LEASES - URANERZ
LEASES - IRVINE (ARKOSE)
MAJOR ROADS
MINOR ROADS

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES

ADJACENT PROPERTY LOCATIONS

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
KLW	JS	DG

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	07/29/09

FIGURE 2

Artesian Well
R76W
South Doughstick
T
43
N
Legend
Arkose Property
Uranerz Property
Irvine Lease (Arkose)
Iberlin Lease (Arkose)
Area Boundary
Ore Body
Ownership
Surface, Minerals
BLM, BLM
Private (Fee), BLM
Private (Fee), Private (Fee)
Feet
0 500 1,000 2,000
N

TREC, Inc.
Engineering & Environmental Management

951 Werner Court
Suite 395
Casper, WY 82601
www.treccorp.com
Phone (307) 265-0696
Fax (307) 265-2498

SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT

CAMPBELL AND JOHNSON COUNTIES, WY

PREPARED FOR

URANERZ ENERGY CORP.

CASPER, WY

DRAWN BY: KW | CHECKED BY: JS | APPROVED BY: DG

CLAIM BLOCK, TOPOGRAPHIC, SURFACE & MINERAL OWNERSHIP MAP

REV #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KW	3/24/09
1	UPDATE	KW	3/27/09
2	UPDATE	JS	7/29/09

FIGURE 3

USGS
Tongue River
Little Powder River
Montana
Wyoming
Powder River
Caballo Creek
Belle Fourche Creek
Powder River Basin (part)
SOUTH DOUGHSTICK PROPERTY
Cheyenne River
0 15 30Miles
Belle Fourche Drainage Basin
Cheyenne River Drainage Basin
Powder River Drainage Basin
Tongue River Drainage Basin
http://pubs.usgs.gov/of/2001/ofr-01-126/fig19.jpg
N

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
KLW	JS	DHG

DRAINAGE BASINS LOCATION MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	02/10/09
1	UPDATE	KLW	07/28/09
2	UPDATE	TJM	07/31/09

FIGURE 4

Dakota
Montana
Wyoming
Tongue
River
Tfu
Tw
Tftr
Tftl
Tft
Twr
Qal
BLM/EIS Project
Area Boundary
Black Hills
Bighorn Mountains
Powder
Pumpkin Buttes
Johnson
Campbell
Converse
Tisdale Mountain
Casper
45
44
43
SOUTH
DOUGHSTICK
PROPERTY

Qal Quaternary alluvium
Twr Tertiary White River Formation
Tw Tertiary Wasatch Formation
Tftr Tertiary Tongue River Member of the Fort Union Formation
Tftl Undifferentiated Tongue River and Lebo Shale Members
Tfl Tertiary Lebo Shale Member of the Fort Union Formation
Tft Tertiary Tullock Member of the Fort Union Formation
Tfu Undifferentiated Fort Union Formation
Surface mines

ERA	PERIOD	EPOCH	
CENOZOIC		PLEISTOCENE	POST-OLIGOCENE UNITS REMOVED BY EROSION
CENOZOIC	TERTIARY	PLIOCENE MIOCENE	POST-OLIGOCENE UNITS REMOVED BY EROSION
CENOZOIC	TERTIARY	OLIGOCENE	WHITE RIVER FORMATION
CENOZOIC	TERTIARY	EOCENE	WASATCH FORMATION
CENOZOIC	TERTIARY	PALEOCENE	FORT UNION FORMATION
MESOZOIC	CRETACEOUS	LANCE FORMATION	
MESOZOIC	CRETACEOUS	FOX HILLS FORMATION	
MESOZOIC	CRETACEOUS	MESA VERDE (WEST SIDE OF BASIN) OTHER CREACEOUS UNITS CLOVERLY FORMATION AND INYAN KARA GROUP	

540
570
580
640
650
660
100 SAND

TREC, Inc.
Engineering & Environmental Management
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www.treccorp.com
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Fax (307)265-2498

SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR:
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY:	CHECKED BY:	APPROVED BY:
KLW	JS	DHG

GEOLOGICAL MAP

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	02/10/09
1	UPDATE	KLW	03/24/09
2	UPDATE	KLW	07/28/09
3	UPDATE	JTM	07/31/09

FIGURE 5

CONCEPTUAL MODEL OF
URANIUM ROLL FRONT DEPOSIT
(After Devoto, 1978)
Semi-permeable Rocks
Permeable Rocks
Regionally
Reduced
Hematitic Core
Roll Front
Groundwater Flow
Semi-permeable Rocks
Hematitic Core
Hematite
Magnetite
Alteration Envelope
Siderite
Sulfur-S
Ferroselite
Goethite
Ore-Stage Uranium
Uraninite
Pyrite
FeS
Selenium
Ilemannite
Ore-Stage Pyrite
Molybdenite
Pyrite
Jordisite
Calcite
Reduced Sandstone
Pyrite
Jordisite
Calcite

TREC, Inc. Engineering & Environmental Management 951 Werner Court, Suite 395 Casper, WY, 82601 Phone (307)265-0696 Fax (307)265-2498 www.treccorp.com	SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT CAMPBELL & JOHNSON COUNTIES, WY PREPARED FOR: URANERZ ENERGY CORP. CASPER, WY	DRAWN BY: KLW CHECKED BY: JS APPROVED BY: DG	CONCEPTUAL URANIUM ROLL FRONT DEPOSIT	FIGURE 6

REV. #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	KLW	02/10/08
1	UPDATE	KLW	07/28/08

A
NW
A'
SE
A36-29-045
BARREN
A36-29-063
TRACE
A36-29-055
A36-29-051
A36-29-042
DATUM (COAL)
DATUM (COAL)
90'
45'
55'
176'
100 SAND
COAL
COAL

Datum= Coal
Vertical Scale 1"=70'

TREC, Inc.
Engineering & Environmental Management
951 Werner Court
Suite 395
Casper, WY, 82601
www.treccorp.com
Phone (307)265-0696
Fax (307)265-2498

DRAWN BY: KLW | CHECKED BY: JS | APPROVED BY: DG

SOUTH DOUGHSTICK
CROSS SECTION A-A'

SOUTH DOUGHSTICK
PROPERTY TECHNICAL REPORT
CAMPBELL & JOHNSON COUNTIES, WY

PREPARED FOR
URANERZ ENERGY CORP.
CASPER, WY

REV #	DESCRIPTION
0	INITIAL DRAFT
1	[illegible]
2	UPDATE

FIGURE
7

R76W
T 43 N
T 43 N
19
20
21
28
29
30
32
33
CAMPBELL COUNTY
JOHNSON COUNTY
100 Sand GT
GT 0.2-0.39
GT 0.4-0.59
GT 0.6-0.79
GT 0.8-0.99
GT 1.0-1.99
GT 2.0-2.99
GT 3.0-3.99
GT 4.0 and >
Resource in W/2 Section 29
A-A' Cross-Section
A
A'
Legend
Drill Hole
Cross Section A-A' Index
Area Boundary
Claim Block Boundary
Resource in West 1/2 Section 29
Approximate Red/Ox Boundary
Local Road
Ownership
Surface, Minerals
BLM, BLM
Private (Fee), BLM
Private (Fee), Private (Fee)
Section Boundary
0 150 300 600
Feet
Scale: 1 inch = 600 feet
Projection/Datum: UTM Zone 13N/NAD27
Source: Arkose Mining Venture, WGISC

TREC, Inc.
Engineering & Environmental Management

951 Werner Court
Suite 395
Casper, WY, 82601
Phone (307)265-0696
Fax (307)265-2498
www.treccorp.com

SOUTH DOUGHSTICK PROPERTY TECHNICAL REPORT
CAMPBELL AND JOHNSON COUNTIES, WY

PREPARED FOR
URANERZ ENERGY CORP.
CASPER, WY

DRAWN BY: JS
CHECKED BY: KW
APPROVED BY: DG

MINERALIZATION TRENDS AND GT CONTOURS
100 Sand

REV #	DESCRIPTION	BY	DATE
0	INITIAL DRAFT	JS	3/25/09
1	UPDATE	JS	[illegible]
2	UPDATE	JS	[illegible]
3	UPDATE	JS	[illegible]

FIGURE 8